UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 DANE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0654981 (I.R.S. Employer Identification Number)

3577 - 349 West Georgia Street
Vancouver, British Columbia, Canada V6B 3Y4
Tel. (604) 241-8972
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Empire Stock Transfer
1859 Whitney Mesa Drive
Henderson, Nevada 89014
Tel. (702) 818-5898
(Name, address and telephone number of agent for service)

Copies to:
Michael J. Morrison
1495 Ridgeview Drive, Suite 220
Reno, Nevada, 89518
Telephone: (775) 827-6300, Facsimile: (775) 827-6311

Approximate date of commencement of proposed sale to the public:   Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one)

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-172450) previously filed by Dane Exploration Inc. (the "Company") on February 25, 2011; as amended by Amendment No. 1 to Form S-1 filed on July 21, 2011 and Amendment No. 2 to Form S-1 filed on August 30, 2011; and declared effective by the Securities and Exchange Commission on September 20, 2011 (the "Registration Statement").

This Post-Effective Amendment replaces another Post-Effective Amendment which was filed on April 30, 2012 and withdrawn on May 23, 2012.

The Registration Statement registered 25,000,000 shares of the Company's common stock, par value $0.001 per share, for sale to the public as described therein (the "Offering"). The Registration Statement reached its expiry date on March 18, 2012, and on that date (the "Closing Date") the Company terminated the Offering. Prior to Closing Date the Company had received subscriptions for 1,825,000 common shares at a price of $0.02 per share.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering, the Company hereby amends the Registration Statement to deregister 23,175,000 shares not sold in the Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada on May 29, 2012.

DANE EXPLORATION INC.

By:	/s/ David Christie	May 29, 2012
	David Christie	Date
President and CEO, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By:	/s/ David Christie	May 29, 2012
	David Christie	Date
President and CEO, Director
Chief Financial Officer
Principal Accounting Officer
Secretary and Treasurer